SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 28, 2005

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-12298	59--3191743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

121 West Forsyth Street, Suite 200	32202
Jacksonville, Florida
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:    (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On March 28, 2005, Regency Centers Corporation (“Regency”) entered into a First Amendment (the “First Amendment”) to Amended and Restated Credit Agreement by and among Regency Centers, L.P., as Borrower, Regency, each of the Lenders signatory thereto, and Wells Fargo Bank, National Association, as Agent.

A.	Background

        The Borrower, Regency, the Lenders, Agent and others are parties to an Amended and Restated Credit Agreement dated as of March 26, 2004 (the “Agreement”) relating to Regency’s revolving line of credit. In connection with the proposed acquisition by Regency’s affiliate, Macquarie CountryWide-Regency II, LLC, of 101 retail shopping centers located throughout 17 states and the District of Columbia from a joint venture between the California Public Employees Retirement System and an affiliate of First Washington Realty, Inc. (the “Acquisition”), the parties agreed to modify certain of the financial covenants in the Agreement.

B.	Material Terms

        The First Amendment makes the following modifications to the financial covenants of the Agreement:

•	Increased the maximum permissible ratio of total liabilities to gross asset value of Regency and its consolidated subsidiaries from 0.55-to-1.00 to 0.60-to-1.00, except that for the nine month period following the Acquisition date, this ratio may exceed 0.60-to-1.00 but may not exceed 0.625-to-1.00.

•	Added a new covenant with respect to indebtedness of unconsolidated subsidiaries that limits the aggregate outstanding principal balance of recourse indebtedness of unconsolidated affiliates of Regency to not more than 25% of the sum of (i) their capitalized EBITDA from completed properties for the fiscal quarter most recently ended and (ii) the aggregate book value of their properties under construction as of the end of such fiscal quarter. For purposes of determining compliance with this subsection, if the Acquisition occurs, the indebtedness of Macquarie CountryWide-Regency II, LLC and its subsidiaries under a proposed $1.415 billion CMBS bridge facility will be disregarded from the Acquisition date to but excluding the date one year after the Acquisition date but must be included thereafter to the extent then outstanding.

•	Changed the cap rate used to calculate capitalized EBITDA (one of the components used to determine gross asset value) from 8.5% to 8.25%.

•	Modified the covenant in Section 8.23 of the Agreement, which provides that at no time shall the aggregate asset value of the non-guarantor entities with recourse debt exceed 10% of the gross asset value of Regency and its consolidated subsidiaries, to exclude unconsolidated subsidiaries from the test.

•	Changed the “Borrowing Base” definition, including allowing modified calculations from the Acquisition date through the nine-month anniversary of the Acquisition date.

Item 9.01    Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit	Description

10.1	First Amendment dated as of March 28, 2005 to Amended and Restated Credit Agreement by and among Regency Centers, L.P., as Borrower, Regency, each of the Lenders signatory thereto, and Wells Fargo Bank, National Association, as Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)
Date: April 1, 2005	By: /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President,
Finance and Principal Accounting Officer

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